UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2021

MEDAVAIL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53298	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6665 Millcreek Dr. Unit 1,
Mississauga ON Canada
L5N 5M4
(Address of principal executive offices)
+1 (905) 812-0023
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MDVL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2021, MedAvail Holdings, Inc. (the “Company”) announced that Ryan Ferguson had resigned from his position as Chief Financial Officer of the Company, effective July 31, 2021. It is expected that in connection with his resignation, Mr. Ferguson will enter into a consulting agreement pursuant to which Mr. Ferguson will assist with the transition of his role and consult for the Company following his resignation.

The Company also announced that Brian Schlerf, age 44, has been appointed as the Company’s interim Chief Financial Officer, effective August 1, 2021. Mr. Schlerf joined MedAvail in March 2021 as Corporate Controller and has since been responsible for the accounting and finance functions of the Company and will continue to retain that title. He has extensive public company experience with responsibilities leading SEC reporting, operational accounting, and tax organizations. Prior to joining the Company, Mr. Schlerf served as Interim Corporate Controller at CEA Study Abroad from December 2020 to March 2021 and as Deputy Corporate Controller at Andeavor (formerly NYSE: ANDV) and Marathon Petroleum Corporation (NYSE: MPC) from June 2017 to May 2020. Prior to that, Mr. Schlerf was Vice President & Chief Accounting Officer at Western Refining, Inc. (formerly NYSE: WNR, NYSE: WNRL, and NYSE: NTI) from August 2016 to June 2017 and Vice President & Chief Accounting Officer at Northern Tier Energy LP from May 2014 to August 2016. Mr. Schlerf was a senior manager in the audit practice at Deloitte, holds an MBA from Arizona State University and a BS in Accounting from Brigham Young University. Mr. Schlerf is also a certified public accountant.

There are no arrangements or understandings between Mr. Schlerf and any other persons pursuant to which he was appointed as an officer of the Company. Mr. Schlerf has no family relationships with any of the Company’s directors or executive officers, and, other than as described above, Mr. Schlerf does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Ferguson’s departure is not related to any disagreement with the Company’s accounting principles or practices or financial statement disclosures.

On June 14, 2021, the Company issued a press release announcing Mr. Ferguson’s resignation and the appointment of Mr. Schlerf as the Company’s interim Chief Executive Officer effective August 1, 2021. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release Dated June 14, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAVAIL HOLDINGS, INC.

Date: June 14, 2021	By:	/s/ Ed Kilroy
Ed Kilroy Chief Executive Officer